Exhibit 99.1

	Contact:	Contact:
	Trans World Entertainment	Financial Relations Board
	John Anderson	Marilynn Meek
	Chief Financial Officer	(mmeek@frbir.com)
	(518) 452-1242	(212) 827-3773
38 Corporate Circle
Albany, NY 12203
www.twec.com		NEWS RELEASE

TRANS WORLD ENTERTAINMENT ANNOUNCES ANNUAL AND FOURTH QUARTER RESULTS

Albany, NY, March 22, 2018-- Trans World Entertainment Corporation (Nasdaq: TWMC) today announced results for the 14-week Fourth Quarter (“Fourth Quarter”) and 53-week year ended February 3, 2018 (“Fiscal 2017”), as compared to the 13-week Fourth Quarter (“Fourth Quarter 2016”) and 52-week year ended January 28, 2017 (“Fiscal 2016”).

“We are pleased with the strong sales results for the etailz segment. etailz revenue increased 36% from the comparative quarter in Fiscal 2016 and contributed 37% of total consolidated revenue. We are even more encouraged about the value afforded by etailz. There is continued growth opportunity in the existing model, as well as a number of additional channels of future potential. In the fye segment, efforts to change our merchandise point of view based on unique, relevant, collaborative and exclusive merchandise have shown promise but not yet consistency. We will continue to build upon this promise as part of the ongoing reinvention of the fye brand throughout 2018,” commented Mike Feurer, Chief Executive Officer.

On October 17, 2016, the Company acquired etailz, Inc., a leading digital marketplace retailer. Results for etailz are included in the consolidated results for all periods presented for Fiscal 2017. For periods presented for Fiscal 2016, results for etailz are included in the consolidated results from October 17, 2016 through January 28, 2017.

Fourth Quarter Overview - Consolidated

•	Total revenue for the Fourth Quarter decreased 1% to $145.4 million compared to $146.9 million for the Fourth Quarter of 2016.

•	Net loss was $32.5 million, or a loss of $0.90 per diluted share, compared to net income of $8.3 million, or $0.23 per diluted share for Fourth Quarter 2016. Included in the net loss this year is a non-cash charge of $29.1 million which is the result of recording impairment against certain long-lived assets in the fye segment.

•	Adjusted EBITDA (a non-GAAP measure) was a loss of $0.3 million compared to income of $10.5 million for the Fourth Quarter of Fiscal 2016 (see note a).

•	Cash and cash equivalents as of February 3, 2018 was $31.3 million, compared to $28.0 million at January 28, 2017. As of February 3, 2018, the Company had no borrowings under its $50 million credit facility.

•	Inventory, including $23.4 million from etailz, was $109.6 million at the end of Fiscal 2017, versus $126.0 million at the end of Fiscal 2016. Excluding the impact of etailz, inventory per square foot was $60 at the end of Fiscal 2017, versus $69 per square foot at the end of Fiscal 2016.

Mr. Feurer continued, “As we work through the assortment changes needed to stabilize the fye business, we have maintained focus on the balance sheet, ending the year in a favorable cash position to last year, with $31 million on hand and no debt. Inventory levels were also reduced as we focused on positioning the stores for the newer assortments in 2018, which negatively impacted gross margin in the fourth quarter.”

Fiscal 2017 Overview - Consolidated

•	Total revenue increased 25.4% to $442.9 million compared to $353.3 million in Fiscal 2016, driven by $174.5 million in revenue from etailz. For periods presented for Fiscal 2016, results for etailz are included in the consolidated results from October 17, 2016 through January 28, 2017.

•	Net loss was $42.6 million, or a loss of $1.18 per diluted share, for Fiscal 2017, compared to net income of $3.2 million, or $0.10 per diluted share, for Fiscal 2016. Included in the results for Fiscal 2017 is a non-cash charge of $29.1 million which is the result of recording impairment against certain long-lived assets in the fye segment and an $8.7 million gain on proceeds from company owned life insurance policies.

•	Adjusted EBITDA (a non-GAAP measure) was a loss of $7.3 million compared to income of $5.3 million for Fiscal 2016 (see note a).
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Segment Highlights

TRANS WORLD ENTERTAINMENT CORPORATION

Segment Reporting

	Fourteen and Thirteen Weeks Ended (1)		Fiscal Year Ended (2)
(in thousands)	February 3, 2018	January 28, 2017	February 3, 2018	January 28, 2017
Total Revenue
fye	$92,391	$110,469	$268,397	$313,006
etailz	53,019	36,435	174,459	40,259
Total Company	$145,410	$146,904	$442,856	$353,265

Gross Profit
fye	$30,912	$41,274	$104,254	$124,735
etailz	10,374	8,984	40,089	9,924
Total Company	$41,286	$50,258	$144,343	$134,659

SG&A
fye	$30,873	$31,584	$114,982	$120,201
etailz	11,498	8,189	38,462	9,148
Total Company	$42,371	$39,773	$153,444	$129,349
Income (Loss) From Operations
fye	$(31,551)	$8,358	$(49,261)	$(1,932)
etailz	(675)	788	(1,640)	(1,936)
Total Company	$(32,226)	$9,146	$(50,901)	$(3,868)

Reconciliation of fye Income (Loss) From Operations to fye Adjusted Income (Loss) From Operations (b)
fye Income (Loss) From Operations	$(31,551)	$8,358	$(49,261)	$(1,932)
Gain on sale of property	-	(1,164)	-	(1,164)
Asset impairment charges	29,107	-	29,107	-
fye Adjusted Income (Loss) From Operations	$(2,444)	$7,194	$(20,154)	$(3,096)

Reconciliation of etailz Income (Loss) From Operations to etailz Adjusted Income (Loss) From Operations (b)
etailz Income (Loss) From Operations	$(675)	$788	$(1,640)	$(1,936)
Acquisition related transaction costs, amortization, and compensation expense, net of earnout contingency benefit	240	(44)	4,853	2,661
etailz Adjusted Income (Loss) From Operations	$(435)	$744	$3,213	$725

(1) -	The fourth fiscal quarter ended February 3, 2018 contains 14 weeks.
The fourth fiscal quarter ended January 28, 2017 contains 13 weeks.

(2) -	The fiscal year ended February 3, 2018 contains 53 weeks.
The fiscal year ended January 28, 2017 contains 52 weeks.

Fourth Quarter Overview – fye

•	Total revenue for the Fourth Quarter declined 16.4% to $92.4 million for the fye segment. Comparable store sales declined 10.0% when compared to the same 14 week period in the prior fiscal year.

•	Gross profit was $30.9 million, or 33.5% of revenue, compared to $41.3 million, or 37.3% of revenue, for the same period last year. The decline in gross margin as a percentage of revenue was due to aggressive actions to clear slow-moving merchandise, positioning the stores for newer assortments in 2018.

•	Selling, general and administrative (“SG&A”) expenses decreased $0.7 million, or 2.3%, for the Fourth Quarter to $30.9 million, or 33.4% of revenue, compared to $31.6 million,
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or 28.5% of revenue, for the same period last year. The decline in SG&A expenses was due to lower expenses as a result of fewer stores in operation.

•	The fye segment recorded an operating loss of $31.6 million as compared to operating income of $8.4 million for the Fourth Quarter of 2016. Included in the results this year is a non-cash charge of $29.1 million which is the result of recording impairment against certain long-lived assets.

•	fye adjusted loss from operations (a non-GAAP measure) was $2.4 million for the Fourth Quarter as compared to income of $7.2 million for the same period last year (see note b).

Fourth Quarter Overview - etailz

•	Revenue for the Fourth Quarter was $53.0 million, a 35.7% increase when compared to the same 14 week period in the prior fiscal year.

•	etailz revenue contributed 36.5% of total consolidated revenue during the quarter.

•	Gross profit for the Fourth Quarter was $10.4 million, or 19.6% of revenue as compared to $9.0 million or 24.7% of revenue for the same period last year. Gross profit was impacted by a $1.5 million markdown of inventory from a one-time large purchase.

•	SG&A expenses for the Fourth Quarter were $11.5 million, or 21.7% of revenue, compared to $8.2 million, or 22.5% of revenue for the same period last year.

•	etailz loss from operations was $0.7 million for the Fourth Quarter versus income of $0.8 million for the same period last year. Included in loss from operations was income from Joint Venture of $0.7 million.

•	etailz adjusted loss from operations (a non-GAAP measure) was $0.4 million for the Fourth Quarter 2017 as compared to income of $0.7 million for the Fourth Quarter of Fiscal 2016 (see note b).

Fiscal 2017 Overview – fye

•	Total revenue declined 14.3% for the fye segment. Comparable store sales declined 8.7% compared to the same period last year. The Company ended Fiscal 2017 with 260 stores in operation as compared to 284 at the end of Fiscal 2016.

•	Gross profit for the Fiscal 2017 was $104.3 million, or 38.8% of revenue, compared to $124.7 million, or 39.8% of revenue, for Fiscal 2016.

•	Selling, general and administrative (“SG&A”) expenses decreased $5.2 million, or 4.3%, for the Fiscal 2017 to $115.0 million, or 42.8% of revenue, compared to $120.2 million,
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or 38.4% of revenue, for the same period last year. The decline in SG&A expenses was due to lower expenses as a result of fewer stores in operation.

•	The fye segment recorded an operating loss of $49.3 million for Fiscal 2017 as compared to an operating loss of $1.9 million for Fiscal 2016. Included in the results this year is a non-cash charge of $29.1 million which is the result of recording impairment against certain long-lived assets and an $8.7 million gain on proceeds from company owned life insurance policies.

•	fye adjusted loss from operations (a non-GAAP measure) was $20.2 million for Fiscal 2017 as compared to $3.1 million loss for Fiscal 2016 (see note b).

Fiscal 2017 Overview – etailz

•	Revenue for the Fiscal 2017 was $174.5 million. etailz revenue contributed 39.4% of total consolidated revenue during Fiscal 2017.

•	Gross profit for the Fiscal 2017 was $40.1 million, or 23.0% of revenue.

•	SG&A expenses for the Fiscal 2017 were $38.5 million, or 22.0% of revenue.

•	Loss from operations was $1.6 million. Included in loss from operations was income from Joint Venture of $1.8 million.

•	etailz adjusted income from operations (a non-GAAP measure) was $3.2 million for Fiscal 2017 (see note b).

Trans World will host a teleconference call today, Thursday, March 22, 2018, at 10:00 AM ET to discuss its financial results. Interested parties can listen to the simultaneous webcast on the Company’s corporate website, www.twec.com.

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TRANS WORLD ENTERTAINMENT CORPORATION

Financial Results

CONSOLIDATED STATEMENTS OF OPERATIONS:

(in thousands, except per share data)

	Fourteen and Thirteen Weeks Ended (1)				Fiscal Year Ended (2)
	February 3,	% to	January 28,	% to	February 3,	% to	January 28,	% to
	2018	Revenue	2017	Revenue	2018	Revenue	2017	Revenue

Net sales	$143,691		$145,339		$437,173		$348,467
Other revenue	1,719		1,565		5,683		4,798
Total revenue	$145,410		$146,904		$442,856		$353,265

Cost of sales	104,124	71.6%	96,646	65.8%	298,513	67.4%	218,606	61.9%
Gross profit	41,286	28.4%	50,258	34.2%	144,343	32.6%	134,659	38.1%

Selling, general and administrative expenses	42,371	29.1%	39,773	27.1%	153,444	34.6%	129,349	36.6%
Income from joint venture	(749)	-0.5%	-	0.0%	(1,787)	-0.4%	-	0.0%
Acquisition related transaction costs and compensation expenses, net of contingency benefit	(726)	-0.5%	(1,000)	-0.7%	982	0.2%	1,531	0.4%
Gain on sale of asset	-	0.0%	(1,164)	-0.8%	-	0.0%	(1,164)	-0.3%
Asset impairment charges	29,107	20.0%	-	0.0%	29,107	6.6%	-	0.0%
Depreciation expense	2,543	1.7%	2,547	1.7%	9,627	2.2%	7,681	2.2%
Intangibles amortization expense	966	0.6%	956	0.7%	3,871	0.9%	1,130	0.3%
Income (loss) from operations	(32,226)	-22.1%	9,146	6.2%	(50,901)	-11.5%	(3,868)	-1.1%

Interest expense	132	0.1%	252	0.2%	332	0.1%	775	0.2%
Other income	(58)	0.0%	(13)	0.0%	(8,881)	-2.0%	(1,081)	-0.3%

Income (loss) before income taxes	(32,300)	-22.2%	8,907	6.1%	(42,352)	-9.6%	(3,562)	-1.0%
Income tax expense (benefit)	160	0.1%	585	0.4%	201	0.0%	(6,773)	-1.9%

Net income (loss)	$(32,460)	-22.3%	$8,322	5.7%	$(42,553)	-9.6%	$3,211	0.9%

Basic income (loss) per common share:

Basic income (loss) per share	$(0.90)		$0.23		$(1.18)		$0.10

Weighted average number of common shares outstanding - basic	36,212		36,179		36,191		32,162

Diluted income (loss) per common share:

Diluted Income (loss) per share	$(0.90)		$0.23		$(1.18)		$0.10

Weighted average number of common shares outstanding - diluted	36,212		36,314		36,191		32,321

SELECTED BALANCE SHEET CAPTIONS:					February 3,		January 28,
(in thousands, except store data)					2018		2017

Cash and cash equivalents					$31,326		$27,974
Merchandise inventory					109,612		126,004
Fixed assets (net)					13,546		45,097
Accounts payable					41,780		52,307
Borrowings under line of credit					-		-

Stores in operation, end of period					260		284

(1) -	The fourth fiscal quarter ended February 3, 2018 contains 14 weeks.
The fourth fiscal quarter ended January 28, 2017 contains 13 weeks.

(2) -	The fiscal year ended February 3, 2018 contains 53 weeks.
The fiscal year ended January 28, 2017 contains 52 weeks.

Notes:

a)          Reconciliation of net income (loss) to adjusted EBITDA:

Adjusted EBITDA is defined as net income (loss), adjusted to exclude: (i) income tax expense (benefit); (ii) other income, including gain on sale of investments and gain from insurance proceeds; (iii) interest expense; (iv) depreciation expense; (v) gain on sale of asset; (vi) asset impairment charges; (vii) acquisition related transaction expenses; (viii) acquisition related intangibles amortization expenses and (ix) acquisition related compensation expenses including retention bonuses, restricted stock, and (x) a contingency adjustment. Our method of calculating adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present adjusted

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EBITDA as a supplemental measure because we believe such measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States, and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP.

A reconciliation of net income (loss) to adjusted EBITDA appears below.

(in thousands)
	Fourteen and Thirteen Weeks Ended (1)		Fiscal Year Ended (2)
	February 3, 2018	January 28, 2017	February 3, 2018	January 28, 2017

Net income (loss)	$(32,460)	$8,322	$(42,553)	$3,211
Income tax expense (benefit)	160	585	201	(6,773)
Other income	(58)	(13)	(8,881)	(1,081)
Interest expense	132	252	332	775
Operating income (loss)	(32,226)	9,146	(50,901)	(3,868)
Depreciation expense	2,543	2,547	9,627	7,681
Gain on sale of asset	-	(1,164)	-	(1,164)
Asset impairment charges	29,107	-	29,107	-
Acquisition related transaction expenses	-	97	-	2,325
Acquisition related intangibles amortization expenses	966	956	3,871	1,130
Acquisition related compensation expenses	1,117	732	4,262	1,035
Contingency adjustment	(1,843)	(1,829)	(3,280)	(1,829)
Adjusted EBITDA	$(336)	$10,485	$(7,314)	$5,310

(1) -	The fourth fiscal quarter ended February 3, 2018 contains 14 weeks.
The fourth fiscal quarter ended January 28, 2017 contains 13 weeks.

(2) -	The fiscal year ended February 3, 2018 contains 53 weeks.
The fiscal year ended January 28, 2017 contains 52 weeks.

b) The Company believes that fye adjusted income (loss) from operations and etailz adjusted income (loss) from operations, per the segment disclosure, when considered together with its GAAP financial results, provides management and investors with a more complete understanding of its business operating results, including underlying trends, by excluding the effects of certain charges. This measure is not a recognized measure of financial performance under GAAP in the United States, and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP.

Trans World Entertainment is a leading multi-channel retail, blending a 40-year history of entertainment retail experience with digital marketplace expertise. Our brands seamlessly connect customers with the most comprehensive selection of music, movies, and pop culture products on the channel of their choice. For over 40 years, the Company has operated as a leading specialty retailer of entertainment and pop culture merchandise with stores in the United States and Puerto Rico, primarily under the name fye for your entertainment and on the web at www.fye.com and www.secondspin.com. In October 2016, the Company acquired etailz, Inc., a leading digital marketplace expert retailer, operating both domestically and internationally. etailz

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uses a data driven approach to digital marketplace retailing utilizing proprietary software and ecommerce insight coupled with a direct customer relationship engagement to identify new distributors and wholesalers, isolate emerging product trends, and optimize price positioning and inventory purchase decisions. Trans World Entertainment, which established itself as a public company in 1986, is traded on the Nasdaq National Market under the symbol “TWMC”.

Certain statements in this release set forth management’s intentions, plans, beliefs, expectations or predictions of the future based on current facts and analyses. Actual results may differ materially from those indicated in such statements. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission.

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